AGREEMENT FOR SECURED PARTY TO ACCEPT

COLLATERAL IN PARTIAL SATISFACTION OF OBLIGATION

This Agreement is entered into as of February 6th, 2008 (the “Effective Date”), by Sam Schmidt, a resident of Nevada (“Schmidt” or “Secured Party”), and Standard Management Corporation, an Indiana corporation (“SMAN”), U.S. Health Services Corporation, a Delaware corporation (“USHSC”) and Standard Development, LLC, an Indiana limited liability company (“SDLLC” and, together with SMAN and USHSC, the “SMAN Parties”).

R E C I T A L S

A.

Lender loaned to SMAN various sums at various times.  Each of these loans was evidenced by a note and the notes were secured by mortgages on real estate.  The parties also executed a Letter Agreement dated February 20, 2007 (the “Letter Agreement”).

B.

The following is the Note executed to evidence sums loaned by Lender to SMAN which are the subject of this Agreement, as amended from time to time:

(1)

Promissory Note from SMAN dated March 9, 2007, in the original principal sum of $2,500,000.00 (“Note 1”) (the “Obligation”); and

C.

Note 1 is secured by the following mortgages:

(1)

Mortgage dated February 20, 2004, and recorded March 2, 2007, as Instrument No. 2007003513, in the Office of the Recorder of Monroe County, Indiana (“Mortgage 1”), which encumbers the real estate described therein.

(2)

Mortgage dated March 9, 2007, and recorded March 14, 2007, as Instrument No. 2007004141, in the Office of the Recorder of Monroe County, Indiana (“Mortgage 2”), which encumbers the real estate described therein.

The real estate encumbered by Mortgage 1 and Mortgage 2 is hereinafter collectively the “Real Estate”.

(Mortgage 1 and Mortgage 2 are hereinafter collectively referred to as the “Mortgages” and the Note, Mortgages and other documents related thereto, are hereinafter sometimes referred to collectively as the “Loan Documents”.)

D.

Note 1 is also secured by a Security Agreement dated March 9, 2007, made by SMC and USHSC (the “Security Agreement”), granting to Schmidt a security interest in certain collateral, as described therein, to secure the indebtedness and all other obligations owed by SMC under Note 1 and the obligations of SMC under the Letter Agreement.

E.

Note 1 is additionally secured by a Pledge Agreement dated March 9, 2007, made by USHSC (the “Pledge Agreement”), granting to Schmidt a first priority security interest in all of the stock (the “Pledged Shares”) of Precision Healthcare, Inc. (“Precision”), which stock is owned by USHSC.

F.

Schmidt and the SMAN Parties have agreed to enter into this Agreement to permit Schmidt, pursuant to I.C. 26-1-9.1-620, et seq., to accept certain collateral of Schmidt,  namely, Stock Certificate No. 1 for 1,000 shares of stock in Precision in partial satisfaction of the Obligation.

G.

The SMAN Parties are in default under the terms of the Loan Documents.

NOW, THEREFORE, in consideration of the Recitals set forth above, and other good and valuable consideration, Schmidt and the SMAN Parties agree as follows:

1.

The balance due and owing to Schmidt under Note 1, as of the date of this Agreement, is $2,706,643.35.  In connection with this Agreement, SMAN, USHSC and SDLLC have executed the Acknowledgement attached hereto as Exhibit 1.

2.

It is hereby agreed that Schmidt shall accept, in partial satisfaction of the Obligation under Note 1, his collateral consisting of Stock Certificate No. 1 in the amount of 1,000 shares of stock in Precision  In consideration of this acceptance, Schmidt and the SMAN Parties agreed that the amount of $1,900,000.00 shall be credited against the obligation due and owing under Note 1 in partial satisfaction thereof.

3.

The SMAN Parties acknowledge and agree that the value of the stock in Precision is less than the amount of the partial satisfaction of indebtedness provided for in this Agreement.

4.

The SMAN Parties agree that they will cooperate with and facilitate the transfer of ownership of Precision to Schmidt and control thereof to Schmidt.  In this regard, they agree to provide to Schmidt the Articles of Incorporation, Bylaws and all other corporate documents of Precision and shall allow Schmidt access to and provide him with copies of all other records relating to Precision in the possession of the SMAN Parties.

5.

The SMAN Parties hereby agree to the additional terms, representations and warranties, and other matters set forth in the Additional Terms, Representations and Warranties attached hereto as Exhibit 2.

6.1

Further Assurances.

From time to time before, at and after the Closing, each of the SMAN Parties, at its expense and without further consideration, will take such action and execute and deliver such documents as reasonably requested by Schmidt in order more effectively to consummate the transactions in accordance with the terms and provisions of this Agreement.

6.2

Expenses.

(a)

Except as otherwise expressly provided in this Agreement, each party shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with the Transactions.

2

6.3

Notices.

(a)

All notices, demands or other communications given under this Agreement shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, addressed as follows:

(1)

If to Schmidt, to:

Sam Schmidt
Henderson, Nevada  89074

(2)

If to an SMAN Party, to:

Standard Management Corporation
10689 North Pennsylvania Avenue
Indianapolis, Indiana  46280-1087
ATTN: Mr. Ronald Hunter

or to such other address as Schmidt or an SMAN Party may from time to time give notice to the other in writing (as provided above).  Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if delivered by courier, on the date received.

6.4

Entire Agreement.  This Agreement, the Agreement (in lieu of foreclosure) and Covenant Not to Sue and the other documents delivered or furnished in connection with this Agreement constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to such subject matter.

6.5

Benefited Parties.  Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors or permitted assigns.  Nothing in this Agreement, express or implied, shall confer on any person other than the parties and their respective successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.6

Assignment.  Schmidt shall be entitled to assign his rights under this Agreement to his parents, spouse or other family member or to any entity controlled by Schmidt or by his parents, spouse or other family member.  None of the SMAN Parties shall be entitled to assign any of their rights, interests or obligations under this Agreement without the prior written consent of Schmidt.

6.7

Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Indiana without regard to its principles of conflicts of laws.

3

6.8

Amendments.  No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought.  Any waiver shall be effective only in accordance with its express terms and conditions.

6.9

Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law now or in the future in effect that renders any provision of this Agreement unenforceable in any respect.

6.10

Headings.  The captions in this Agreement are for convenience of reference only and shall not define or limit any of its terms or provisions.

6.11

Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

6.12

References. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

6.13

Joint and Several Liability.  The SMAN Parties shall be jointly and severally liable for each representation, warranty, covenant, agreement, liability or obligation of any of them under this Agreement whether or not otherwise indicated in this Agreement, except as may be limited by the Covenant Not to Sue executed by Schmidt contemporaneously herewith.  Each of the SMAN Parties acknowledges and agrees that Schmidt would not have agreed to enter into this Agreement or to close the Transactions unless the SMAN Parties agreed to be jointly and severally liable as provided in the foregoing sentence.

6.14

References.  All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

4

Executed as of the date first written above.

   /s/Sam Schmidt

Sam Schmidt, Individually

Standard Management Corporation

By:      /s/Ronald D. Hunter

Ronald D. Hunter, President,

Chairman and CEO

U.S. Health Services Corporation

By:      /s/Ronald D. Hunter

Ronald D. Hunter, CEO

Standard Development, LLC

By Standard Management Corporation, its Managing Member

By:      /s/Ronald D. Hunter

Ronald D. Hunter, President,

Chairman and CEO

5

EXHIBIT 1

ACKNOWLEDGEMENT

Standard Management Corporation (“SMAN”), an Indiana Corporation, U.S. Health Services Corporation (“U.S. Health”), a Delaware corporation, and Standard Development, LLC, an Indiana limited liability company (together the “SMAN Parties”) acknowledge that they are in default of their obligations to Sam Schmidt (“Schmidt”) with respect to the obligations identified on Schedule A attached hereto (the “Obligations”).

The SMAN Parties further acknowledge that, in addition to being in default with respect to the Obligations, it is in default under the Security Agreements, Mortgages, Pledge Agreement, Letter Agreement and Financing Statement executed by SMAN and U.S. Health (collectively, together with the Obligations, hereinafter referred to as the “Loan Documents”) which secure said Obligations, and that Schmidt is entitled to enforce the Obligations and pursue his remedies under the Loan Documents.  SMAN and U.S. Health hereby release, relieve and discharge Schmidt and the Sheila Schmidt Family Trust of Las Vegas, their agents, employees and contractors, from any and all claims of any nature and with respect to the strict foreclosure sale of the 1,000 shares of stock in Precision Healthcare, Inc. (“Stock Collateral”), as provided herein.

The SMAN Parties acknowledge, consent and agree that Schmidt has the right, at his election, to dispose of the Stock Collateral by public sale, all as more particularly provided under the UCC and the laws of the State of Indiana, and as set forth herein.  Schmidt hereby states that his intent is to liquidate the Stock Collateral and to apply the proceeds of such sales and collections to the Obligations.  The SMAN Parties agree that a strict foreclosure under I.C. 26-1-9.1-620, et seq. is their preferred means of resolving the foreclosure on the Stock Collateral.  Schmidt reserves the right to take any and all actions which are in accordance with all federal, state or other laws and within the terms of the Loan Documents.  SMAN and U.S. Health hereby expressly acknowledge and agree that, by liquidating and disposing of the Stock Collateral, Schmidt does not waive or relinquish any of its other rights or remedies against SMAN and U.S. Health under the Loan Documents; under the UCC; or any other collateral or security for the Obligations; that all such rights and remedies of Schmidt are reserved by Schmidt and are cumulative; that all other collateral and security of Schmidt is preserved, including, but not limited to, the Mortgages and other Loan Documents; and that no act or omission of Schmidt, in connection with the Stock Collateral, or the disposition thereof, shall prejudice the rights and remedies of Schmidt against SMAN and U.S. Health or against any other collateral or security for the Obligations, except as may be limited by the Covenant Not to Sue executed by Schmidt contemporaneously herewith.

SMAN and U.S. Health do hereby represent that there are no liens on the Stock
Collateral, other than the pledge of the Stock Collateral to Schmidt.

EXECUTED this 6th day of February, 2008.

   /s/Sam Schmidt

Sam Schmidt, Individually

Standard Management Corporation

By:     /s/Ronald D. Hunter

Ronald D. Hunter, President,

Chairman and CEO

U.S. Health Services Corporation

By:     /s/Ronald D. Hunter

Ronald D. Hunter, CEO

Standard Development, LLC

By Standard Management Corporation, its Managing Member

By:     /s/Ronald D. Hunter

Ronald D. Hunter, President,

Chairman and CEO

2

SCHEDULE A

1.

Secured Promissory Note dated March 9, 2007, in the original principal amount of $2,500,000, made by SMAN in favor of Sam Schmidt (the “$2.5 Million Secured Note”).

2.

Letter Agreement dated February 20, 2007, made by and between SMAN and Schmidt (the “Letter Agreement”).

3.

Pledge Agreement dated March 9, 2007, made by U.S. Health Services Corporation (“USHSC”) (the “Pledge Agreement”), granting to Schmidt a first priority security interest in all stock of Precision Healthcare, Inc. (the “Precision Collateral”), which stock is owned by USHSC, to secure the indebtedness and all other obligations owed by SMAN under the $2.5 Million Secured Note.

4.

Security Agreement dated March 9, 2007, made by SMAN and USHSC (the “Security Agreement”), granting to Schmidt a security interest in certain collateral as described therein to secure the indebtedness and all other obligations owed by SMAN under the $2.5 Million Secured Note and the obligations of SMAN under the Letter Agreement.

5.

Mortgage dated March 9, 2007, made by Standard Development, LLC (the “Mortgage”), granting to Schmidt a first priority security interest in certain real property as described therein, to secure the indebtedness and all other obligations owed by SMAN under the $2.5 Million Secured Note and the obligations of SMAN under the Letter Agreement.

EXHIBIT 2

Additional Terms, Representations and Warranties

ARTICLE I

1.1

SMAN Parties’ Deliveries on the Closing Date.  On the Closing Date (i.e., the date of the Agreement), the SMAN Parties will deliver to Schmidt the following documents:

(a)

A duly executed assignment in blank separate from certificate in the form of the attached Exhibit A;

(b)

a certificate of good standing for USHSC, dated no more than five (5) business days prior to the Closing Date, from the Secretary of State of Delaware;

(c)

a certificate of existence for SMAN, dated no more than five (5) business days prior to the Closing Date, from the Secretary of State of Indiana;

(d)

a certificate of existence for SDLLC, dated no more than five (5) business days prior to the Closing Date, from the Secretary of State of Indiana; and

(e)

a certificate of existence for Precision from the Secretary of State of Tennessee, and a certificate of authorization and good standing as a foreign corporation from the Secretary of State of Ohio, each dated no more than five (5) business days prior to the Closing Date;

(f)

the stock record, minute books; articles of incorporation, by-laws, and other books and records of Precision;

(g)

a certificate of the President of SMAN (i) certifying the resolutions, in form and substance satisfactory to Schmidt within his reasonable judgment, adopted by its Board of Directors authorizing and approving SMAN’s execution, delivery and performance of this Agreement and recommending approval to SMAN’s shareholders, (ii) attesting as to the incumbency of each officer of SMAN who executes this Agreement and any of the other documents in connection with this Agreement, and (iii) certifying the articles of incorporation and by-laws of SMAN and Precision;

(h)

a certificate of the President of USHSC (i) certifying the resolutions, in form and substance satisfactory to Schmidt within his reasonable judgment, adopted by its Board of Directors and shareholder authorizing and approving USHSC’s execution, delivery and performance of this Agreement, (ii) attesting as to the incumbency of each officer of USHSC who executes this Agreement and any of the other document in connection with this Agreement, and (iii) certifying the articles of incorporation and by-laws of USHSC; and

(i)

a certificate of the manager of SDLLC (i) certifying the resolutions, in form and substance satisfactory to Schmidt within his reasonable judgment, adopted on its behalf authorizing and approving SDLLC’s execution, delivery and performance of this Agreement, (ii) attesting as to the incumbency of each manager or officer of SDLLC who executes this Agreement and any of the other documents in connection with this Agreement, and (iii) certifying the articles of organization of SDLLC.

(j)

such other customary documents, instruments or certificates as reasonably requested by Schmidt.

ARTICLE II
Representations and Warranties of SMAN, USHSC and SDLLC

The SMAN Parties jointly and severally represent and warrant to Schmidt, as of November 16, 2007, as follows:

2.1

Organization and Existence.  SMAN is a corporation duly organized and validly existing under the laws of the state of Indiana, USHSC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and each such corporation has all requisite corporate power and authority to own, operate and lease its assets and to conduct its business as presently conducted.  SDLLC is a limited liability company duly organized and validly existing under the laws of the state of Indiana, and has all requisite entity power and authority to own, operate and lease its assets and to conduct its business as presently conducted.  The sole member of SDLLC is SMAN.  Precision is a corporation duly organized and validly existing under the laws of the state of Tennessee, and has all requisite corporate power and authority to own, operate and lease its assets and to conduct its business as presently conducted.  Precision is duly licensed, qualified to do business and in good standing as a foreign corporation under the laws of the state of Ohio, and is not required to be licensed or qualified to do business in any other state.  All business of Precision is conducted at its facilities located at 441 Donelson Pike, Suite 395, Nashville, Tennessee 37214, and at 4422 Carver Woods Drive, Suite 125, Cincinnati, Ohio 45242.  Accurate and complete copies of Precision’s incorporation documents, including all amendments, and its by-laws, corporate minutes and stock record books have been delivered to Schmidt.  All corporate action previously taken by stockholders of Precision, by the Board of Directors of Precision or by any committee of such Board is properly and accurately recorded in the corporate minutes of Precision.  Complete and accurate records with respect to the issuance, transfer, redemption and cancellation of all shares of the capital stock of Precision are contained in its stock record book.  USHSC is one and the same as the Pledgor that executed and delivered the Pledge Agreement, even though its state of incorporation is incorrectly stated to be Indiana (rather than Delaware) in the Pledge Agreement.

2.2

Capitalization.  All of the Pledged Shares are duly authorized, validly issued, fully paid and non-assessable.  The Pledged Shares constitute all of the issued and outstanding capital stock of Precision.  All of the Pledged Shares are owned beneficially and of record by USHSC, free and clear of all liens, pledges, other encumbrances and claims of third parties of any nature, other the pledge under the Pledge Agreement.  The stock certificate previously delivered by USHSC to Schmidt to perfect the pledge under the Pledge Agreement is the only certificate representing the Pledged Shares, and USHSC is one and the same as the party named in such certificate as the registered holder of the shares represented by the certificate.  There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any type providing for the purchase, issuance or sale of any shares of Precision.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Precision.  There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of any of the Pledged Shares.

2.3

Subsidiaries and Investments.  Precision is not a member, partner or other participant in any limited liability company, partnership, joint venture or other similar arrangement or entity.  Precision does not own, directly or indirectly, any equity or other ownership interest in any other entity.

2.4

Authorization.  Each SMAN Party has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”).  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each SMAN Party, except that approval by the SMAN shareholders of the transfer of the Pledged Stock and Real Estate has not been obtained as of the date of this Agreement.  This Agreement has been duly executed and delivered by each SMAN Party and constitutes the valid and binding obligation of each SMAN Party enforceable against each SMAN Party in accordance with its terms.

2.5

Absence of Conflicts.  The execution, delivery and performance by each SMAN Party of this Agreement, and consummation by each SMAN Party of the Transactions in accordance with this Agreement, do not and will not (i) conflict with, (ii) constitute a breach or default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) result in the creation of any lien or encumbrance on the Pledged Shares or Real Estate under, (A) the organizational documents of any SMAN Party, (B) any indenture, mortgage, lease, loan agreement or other agreement or instrument to which any SMAN Party is bound or affected, or (C) any federal, state, provincial, local or foreign statutes, laws, ordinances or codes; or any decisions, orders, rules, regulations or policies issued or promulgated by any governmental body or court (collectively, “Laws”).

2.6

Consents.  The execution, delivery and performance by each SMAN Party of this Agreement, and consummation by each SMAN Party of the Transactions, do not and will not require the authorization, consent, approval, exemption, clearance or other action by, notice or declaration to, or filing with, any governmental body or any other third person.

2.7

Permit and Licenses.  Each governmental permit or license held by Precision is listed on the attached Schedule 2.7, which constitute all of the permits and licenses necessary for the lawful conduct of its business as now and previously conducted.  Each such permit and license is valid and in full force and effect; Precision is in compliance with the terms and provisions of each such permit and license; and there is no circumstance with respect to Precision that could result in a suspension, modification or revocation of or refusal to renew any such permit or license.  Accurate and complete copies of all such permits and licenses have been delivered or made available by the SMAN Parties to Schmidt.

2.8

Contracts and Agreements.

(a)

Precision is not a party to or bound by any contract or agreement, whether written or oral, other than the two real property leases listed on the attached Schedule 2.8(a)(i) and the contracts, personal property leases and other agreements listed on the attached Schedule 2.8(a)(ii).  Except as otherwise noted on Schedule 2.8(a)(ii), all of the contracts, personal property leases and other agreements listed on such schedule have been entered into in the ordinary course of Precision’s business on commercially reasonable terms and conditions.  Accurate and complete copies of the two real property leases and all other written contracts, personal property leases and other agreements to which Precision is a party or bound by have been made available to Schmidt.  Precision is not a party to any oral contract or agreement that cannot be terminated upon not more than ten days notice without payment of a termination payment or other cost or expense.

(b)

Precision is not a party to or bound by any contract or agreement with any SMAN Party or subsidiary of an SMAN Party, or any director, officer or any other affiliate of any SMAN Party or subsidiary of an SMAN Party.

2.9

Precision’s Property.  Precision holds title to, or a lessee’s interest pursuant to a valid written lease in, all property necessary for the conduct of its business in the manner now and previously conducted, free and clear of all liens, encumbrances and claims of third parties of any nature, other than the Permitted Exceptions and the security interests described on the attached Schedule 2.9.

2.10

Financial Statement; Liabilities.

(a)

The balance sheet of Precision as of, and the income statement of Precision for the twelve-month period ended on, December 31, 2006, and its balance sheet (the “Most Recent Interim Balance Sheet”) as of, and its income statement for the interim ten-month period ending on, October 31, 2007, (i) are in accordance with the books and records of Precision, (ii) have been prepared in accordance with generally accepted accounting principles and (iii) fairly present, in accordance with generally accepted accounting principles, the assets and liabilities of Precision as of the dates stated and the results of operations of Precision for the periods covered by the statements, subject, in the case of the interim financial statements,  to normal recurring year-end adjustments and the absence of notes.  Schmidt has been provided accurate and complete copies of such balance sheets and income statements.

(b)

Precision has no debt, liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due, and regardless of whether required by generally accepted accounting principles to be reflected in a balance sheet), except such debts, liabilities and obligations that (i) have been incurred in the ordinary course of Precision’s business and are fully accrued or fully reserved against in the Most Recent Interim Balance Sheet or (ii) are current liabilities (as defined by generally accepted accounting principles) that (A) are incurred after the date of the Most Recent Interim Balance Sheet in the ordinary course of Precision’s business, (B) are not in the aggregate material to the financial condition of Precision and (C) are not delinquent.

2.11

Absence of Adverse Changes or Events.  Except as disclosed by SMAN to Schmidt in writing, there have been no material adverse developments or changes in the assets (including inventory), business, operations, results of operations or financial condition of Precision within the past twelve (12) months.

2.12

Litigation.  There are no actions, suits, claims, investigations or administrative, arbitration or other proceedings pending or, to the knowledge of any SMAN Party, threatened or reasonably likely to arise or be asserted, against Precision; (ii) neither Precision, nor any of the officers or employees of Precision relating to such officer’s or employee’s employment by Precision, has been charged with, or is under investigation with respect to, any violation of any provision of any Law; and (iii) neither Precision nor any officer or employee of Precision is a party to or bound by any order, arbitration award, judgment or decree of any governmental authority in respect of any business practices, the acquisition of any property or the conduct of Precision’s business.

2.13

Labor Matters.  Precision is in compliance with all labor laws.  Precision is not a party to or bound by any written employment agreements.  All employees of Precision are terminable at will without payment of any severance pay or other severance benefit.

2.14

Employee Benefit Plans.  A list of all employee benefit plans, including, but not limited to, all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, that cover any employee or former employee of Precision or the beneficiaries or dependents of any such employee or former employee (collectively, the “Benefit Plans”) are listed on the attached Schedule 2.15.  Precision or SMAN has made all contributions required to be made under any Benefit Plan in respect of any Precision employee, and each Benefit Plan has otherwise been administered in compliance with its terms and applicable Law.  Accurate and complete copies of each Benefit Plan have been made available to Schmidt.

2.15

Compliance with Law.

(a)

Precision has operated and is operating its business in compliance with all applicable Laws, including all Healthcare Laws (as defined below).  Precision has not received any notice of noncompliance from any governmental authority pertaining to operation of its business that has not been cured.

(b)

Neither Precision nor, to the knowledge of the SMAN Parties, any owner, officer, director, or employee of Precision, has been excluded at any time from participation in any federal or state health care program, has been convicted of a criminal offense under any Healthcare Laws, or is under indictment for a criminal offense under any Healthcare Laws.

(c)

As used in this Agreement, “Healthcare Laws” means all laws and regulations relating to wholesale and retail pharmacy operations, the purchase, delivery, stocking, distribution, and retrieval of legend drugs, the sale, lease, rental, or other conveyance of legend drugs, infusion pumps, infusion drugs and supplies, and operation of a home health agency including (i) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(6)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), (ii) HIPAA regulations; (iii) TRICARE regulations, (iv) Medicare regulations; (v) Medicaid regulations; (vi) state pharmacy laws and administrative code provisions, and (vii) quality, safety and accreditation standards and requirements of all applicable state laws or governmental regulatory bodies.

2.16

Taxes.

(a)

SMAN and each of its subsidiaries, including but not limited to Precision, have accurately prepared and are not delinquent in the filing of any Tax Returns (as defined below) required to be filed by any of them, including filings regarding income, employees, sales, operations or assets.  All Taxes (as defined below) due and payable pursuant to such Tax Returns and all other Taxes or assessments due and payable by Precision or for which Precision is liable in whole or in part have been paid, except for any such Taxes that are being contested in good faith for which adequate reserves have been made on the Most Recent Interim Balance Sheet.

(b)

No outstanding unsatisfied deficiency, delinquency or default for any Tax has been claimed or assessed against SMAN or any of its subsidiaries, including but not limited to Precision, (ii) neither SMAN nor any of its subsidiaries, including but not limited to Precision, has received notice of any such deficiency, delinquency or default, and (iii) to SMAN’s knowledge, no taxing authority is now threatening to assert any such deficiency, delinquency or default.

(c)

With respect to any past or current period for which a Tax Return is not yet required to be filed, neither SMAN nor any of its subsidiaries has any accrued state or federal income or excise Tax liability.

(d)

As used in this Agreement:

(i)

“Tax” means all federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties.

(ii)

“Tax Return” means any return, filing, report, declaration, questionnaire or other document required to be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Taxes (whether or not payment is required to be made with respect to such document).

2.17

Insurance.  SMAN has made available to Schmidt a list of each insurance policy maintained by or on behalf of Precision and setting forth the type and amount of coverage, and a complete history of insurance claims since January 1, 2004.  All such insurance policies are in full force and effect, and Seller is not in default of its obligations under any such insurance policy and has not been denied insurance coverage.  The insurance provided under such policies is adequate and reasonable in type and amount for the type of business in which Precision engages.  Accurate and complete copies of all such insurance policies have been made available to Schmidt.

2.18

Transactions with Affiliates.  Except as disclosed in writing to Schmidt, Precision has not been involved in any business arrangement or relationship with, and no property or right used in or material to the operation of Precision’s business is owned or furnished by, any SMAN Party or subsidiary of an SMAN Party, or any director, officer or any other affiliate of any SMAN Party or subsidiary of a SMAN Party.

2.19

Inventory.  Except as disclosed in writing to Schmidt, (i) Precision’s inventory is properly labeled and is of good quality, merchantable and fit for its intended purpose, (ii) each type of Precision’s inventory is stored in a manner and under conditions that can reasonably be expected to maintain its quality, merchantability and fitness for its intended purpose throughout its standard shelf life; and (iii) none of Precision’s inventory is slow-moving or obsolete.

2.20

Accounts Receivable.  Except as disclosed in writing to Schmidt, all of the accounts receivable of Precision included on the Most Recent Interim Balance Sheet (i) are properly reflected on its books and records as of October 31, 2007, (ii) have arisen from bona fide transactions in the ordinary course of Precision’s business, and (iii) are valid receivables subject to no setoffs or counterclaims.

2.21

Bank Accounts of Precision.  SMAN has furnished Schmidt an accurate and complete list of the locations and numbers of, and the names of all persons who are authorized signatories on or have access or control of, all bank accounts, investment accounts and safe deposit boxes maintained by Precision.

2.22

Disclosure.  Neither this Agreement nor any information furnished to Schmidt by any SMAN Party in connection with this Agreement or the Transactions contains any untrue statement by any SMAN Party of a material fact or omits to state a material fact necessary to make any such statement not misleading in any material respect.

2.23

Insurance.  Until the earlier of the Closing or payment in full of all indebtedness owed under the Note, SMAN will keep in fully force and effect for the benefit of Precision and its officers and directors all insurance policies that currently provide casualty or liability coverage for Precision and either SMAN or any affiliate of SMAN.

2.24

Payroll Processing after Closing.

(a)

SMAN agrees to assist Precision for a period of up to sixty (60) days following the Closing Date (the “Transition Period”) in connection with payroll processing for Precision’s employees, provided that the Transition Period may be extended for such reasonable period of time as requested by Precision in writing after the Closing Date.

(b)

Solely as an agent for and on behalf of Precision, SMAN agrees (i) to maintain its current arrangement for payroll processing services during the Transition Period and (ii) to use such services as reasonably requested and directed in writing by Precision to process the payment of payroll, and the withholding and payment of related payroll taxes, during the Transition Period for Precision’s employees.

(c)

Precision agrees to be responsible for funding the appropriate payroll and related payroll tax accounts to cover all payroll and payroll taxes from the date of this Agreement to the Closing Date, as well as during the Transition Period, and SMAN will not be required to advance any funds for such purpose.

(d)

Notwithstanding that payment of Transition Period payroll, and withholding and payment of related payroll taxes, may be made as provided in this Section in the name of SMAN, SMAN will not be acting under this Section as, and will not otherwise be, an employer of Precision’s employees during the Transition Period but will be acting solely as a payment agent for and on behalf of Precision.

2.25

Benefit Plans During Transition Period.  SMAN agrees that (i) during the Transition Period, SMAN will continue, unless otherwise instructed in writing by Precision after Closing, to provide Precision’s employees all the benefit plans currently sponsored or provided by SMAN in which Precision employees participate, subject to any limitations or restrictions under the terms of the benefit plans or applicable Law; and (ii) when requested by Precision in writing after Closing, SMAN will immediately take such actions and steps as necessary to terminate the participation of Precision’s employees in the benefit plans; provided, however, that SMAN will be entitled to continue, and will continue, to provide COBRA coverage to Precision’s employees as and to the extent required by Law.

2.26

Additional Services During Transition Period.  For such period after the Closing Date as reasonably requested by Schmidt, SMAN will continue to provide such other support services for the operation of Precision’s business in substantially the same manner, quantity and type as currently provided by SMAN to Precision, except that SMAN shall be entitled to discontinue coverage of Precision under any casualty or liability insurance policy that currently covers both Precision and SMAN or any other affiliate of SMAN.

2.27

Collections and Bank Accounts.  SMAN will promptly remit to Precision any payments received by SMAN or its affiliates following the date of this Agreement which represent payments on accounts receivable relating to Precision’s business.  On and after the date of this Agreement, neither SMAN nor any of its affiliates will make any withdrawals from bank accounts maintained by or on behalf of Precision.  Each SMAN Party acknowledges and agrees that unless and until SMAN pays to Schmidt in cash the entire indebtedness owed under the Note, (i) no SMAN Party shall be entitled to payment or receipt of any dividend from Precision after the date of this Agreement, whether before, on or after the Closing Date, and (ii) all cash of Precision on hand as of the date of this Agreement or in the future derived from the operation of its business will belong solely to Precision for use in the operation of its business.

2.28

Tax Returns.  For federal income tax purposes, and for purposes of any other applicable tax for which a tax return is required to be filed for a short tax year of Precision ending on the Closing Date, SMAN agrees to file a tax return for such short tax year in compliance with the applicable tax law and to be responsible for and pay all taxes due for such short tax year.  For purposes of any tax applicable to Precision for which its current tax year will extend beyond the Closing Date, Precision agrees to file a tax return in compliance with the applicable tax law that covers the complete tax year, including the portion prior to the Closing Date, and to be responsible for and pay all taxes due for such tax year.